UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2007
Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30111 (Commission File Number)	76-0474169 (I.R.S. Employer Identification Number)
8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)
(281) 863-3000
(Registrant’s telephone number,
including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement
     On June 17, 2007, we entered into a series of agreements with Invus, L.P. (“Invus”) under which Invus will make an investment in our common stock and have certain rights as described below.
Securities Purchase Agreement
     We entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Invus under which we have agreed, subject to Stockholder Approval as described below and customary closing conditions, to issue and sell to Invus shares in an initial investment (the “Initial Investment”) and permit Invus to require, subject to specific conditions, that we conduct certain rights offerings (the “Rights Offerings”).
     Initial Investment
     In the Initial Investment, Invus will purchase shares of our common stock for a total of approximately $205 million in two parts as follows:
     (a)      a number of shares of our common stock that, when added to the shares of common stock already owned by Invus and its affiliates (including the 3,891,108 shares owned on the date of the Securities Purchase Agreement and any shares issued upon exercise of the Warrants described below but excluding, for the avoidance of doubt, the shares of common stock to be issued pursuant to paragraph (b) below), equal 19.9% of the aggregate number of shares of our common stock outstanding as of the closing of the Initial Investment (which is expected to be approximately 16,500,000 shares) for a per share purchase price equal to $3.0915; and
     (b)      a number of shares of our common stock that, when added to the number of shares of common stock already owned by Invus and its affiliates and the number of shares subject to paragraph (a) above, equal 40% of the aggregate number of shares of our common stock outstanding as of the closing of the Initial Investment (which is expected to be approximately 34,325,000 shares) for a per share purchase price equal to $4.50.
     Pending the closing of the Initial Investment, Invus and its affiliates have agreed not to acquire additional shares of our common stock, subject to certain exceptions, except for shares, if any, acquired upon exercise of the Warrants.
     Rights Offerings
     For a period of 90 days following the date (the “First Rights Offering Trigger Date”) which is 27 months after the closing of the Initial Investment, Invus will have the right to require us to make a pro rata offering of non-transferable rights to acquire common stock to all of our stockholders (the “First Rights Offering”) in an aggregate amount to be designated by Invus not to exceed an amount equal to (a) the quotient of (i) $550,000,000, minus the amount of the Initial Investment, minus the aggregate amount paid by Invus upon the exercise of any Warrants, divided by (ii) two (which quotient is expected to be approximately $172.5 million), minus (b) the aggregate net proceeds received in all Qualified Offerings (as defined below), if any, completed prior to the First Rights Offering Trigger Date. The price per share of the First Rights Offering would be designated by Invus in a range between $4.50 and a then-current average market price of our common stock. The First Rights Offering Trigger Date could be changed to as early as 24 months after the closing of the Initial Investment with the approval of the members of our board of directors who are not affiliated with Invus (the “Unaffiliated Board”). All stockholders would have oversubscription rights with respect to the First Rights Offering, and Invus would be required to purchase the entire portion of the First Rights Offering that is not subscribed for by other stockholders.

     A “Qualified Offering” consists of a bona fide financing transaction comprised of our issuance of shares of our common stock at a price greater than $4.50 per share, which transaction is not entered into in connection with our entry into any other transaction (including, a collaboration or license for the discovery, development or commercialization of pharmaceutical products) involving the purchaser of such common stock.
     For a period of 90 days following the date (the “Second Rights Offering Trigger Date”) which is 12 months after the later of (a) the First Rights Offering Trigger Date or (b) the date on which Invus exercised its right to require us to conduct the First Rights Offering, Invus would have the right to require us to make a pro rata offering of non-transferable rights to acquire common stock to all of our stockholders (the “Second Rights Offering” and, together with the First Rights Offering, the “Rights Offerings”) in an aggregate amount to be designated by Invus not to exceed an amount equal to $550,000,000, minus the amount of the Initial Investment, minus the aggregate amount paid by the Investor upon the exercise of any Warrants, minus the amount of the First Rights Offering, minus the aggregate net proceeds received in all Qualified Offerings, if any, completed prior to the Second Rights Offering Trigger Date. The price per share of the Second Rights Offering would be designated by Invus in a range between $4.50 and a then-current average market price of our common stock. All stockholders would have oversubscription rights with respect to the Second Rights Offering, and Invus would be required to purchase the entire portion of the Second Rights Offering that is not subscribed for by other stockholders.
     Stockholder Approval
     The parties’ obligations to issue and purchase shares of common stock under the Initial Investment and to conduct and participate in the Rights Offerings would be subject to the approval by our stockholders of the Initial Investment, the Rights Offerings and an amendment to our certificate of incorporation increasing the number of authorized shares of common stock to a level sufficient to complete the Initial Investment and the Rights Offerings (the “Stockholder Approval”).
     Further Issuances of Common Stock
     Until the later of the completion of the Second Rights Offering or the expiration of the 90-day period following the Second Rights Offering Trigger Date, we will not, without Invus’ prior consent, issue any shares of our common stock at a price below $4.50 per share, subject to certain exceptions.
Warrants
     In connection with the Securities Purchase Agreement, we entered into a Warrant Agreement with Invus under which we have issued to Invus warrants (the “Warrants”) to purchase 16,498,353 shares of our common stock at an exercise price of $3.0915 per share. As indicated above, purchases of shares upon exercise of the Warrants prior to the closing of the Initial Investment will reduce the number of shares purchased at the same price in the Initial Investment. If the Initial Investment is completed, any Warrants not exercised prior to the closing of the Initial Investment will automatically terminate. In addition, the Warrants will expire: (a) 30 business days after the stockholders meeting called to approve the Initial Investment, the Rights Offerings and the amendment to our certificate of incorporation (so long as (i) we have not breached the Securities Purchase Agreement, (ii) our board of directors has not withdrawn its recommendation that our stockholders vote in favor of the Invus investment and (iii) certain alternative transactions have not been publicly proposed or consummated; (b) three years after the termination of the Securities Purchase Agreement if it is terminated for our breach or due to its termination date; and (iii) nine months following the stockholders meeting called to approve the Initial Investment, the Rights Offerings and the amendment to our certificate of incorporation, if our board of directors has withdrawn its recommendation that our stockholders vote in favor of the Invus investment or certain alternative transactions have been publicly proposed or consummated. If the Initial Investment does not occur, and subject to certain exceptions, Invus and its affiliates will be subject to certain standstill restrictions for a period of one year following the exercise of the Warrants.
Registration Rights Agreement
     In connection with the Securities Purchase Agreement and the Warrants, we entered into a Registration Rights Agreement with Invus under which we granted Invus certain registration rights with respect to shares of common stock purchased under the Securities Purchase Agreement and the Warrants. These registration rights are transferable to any third party to whom Invus transfers a number of restricted shares of common stock that would result in such third party owning in excess of 3% of the total number of outstanding shares of common stock. Holders of such registration rights would have the rights to initiate (a) up to five demand registrations if the closing of the Initial Investment occurs, (b) up to three demand registrations if any of the Warrants have been exercised, but the closing of the Initial Investment does not occur, and (c) an unlimited number of demand registrations if the number of shares of common stock owned by Invus exceeds 50% of the total number of outstanding shares of our common stock. At the registration rights holder’s request, any such demand registrations may also include a shelf registration. Holders of such registration rights would also have piggyback registration rights, subject to customary terms.
Stockholders’ Agreement
     In connection with the Securities Purchase Agreement, we entered into a Stockholders’ Agreement with Invus under which Invus will have the right to designate three members of our board of directors at the closing of the Initial Investment and, from and after the first anniversary of the closing of the Initial Investment, the right to designate the greater of three members or 30% (or the percentage of all the outstanding shares of common stock represented by Invus’ ownership, if less than 30%) of all members of our board of directors, rounded up to the nearest whole number of directors and, from and after the time that the number of shares of our common stock owned by Invus exceeds 50% of the total number of shares of our common stock then outstanding (not counting for such purpose any shares acquired by Invus from third parties in excess of 40% (or, if higher, its then pro rata amount) of the total number of outstanding shares of common stock, as permitted by the standstill provisions of the Stockholders Agreement), the right to designate a number of directors equal to its percentage ownership of our common stock, rounded up to the nearest whole number of directors. If requested by Invus, the directors appointed by Invus would have proportionate representation on the board of any subsidiary and on each committee of our board of directors and on the board of directors of any subsidiary, subject to the relevant requirements of the Securities and Exchange Commission and the Nasdaq Stock Market. Invus’ rights with respect to the designation of members of our board of directors, the boards of directors of any subsidiary and any committees thereof will terminate if Invus’ percentage ownership of the total number of outstanding shares of common stock falls below 10%.
     In addition, Invus will have preemptive rights under the Stockholders’ Agreement to participate in future equity issuances by us (including any Qualified Offering), subject to certain exceptions, so as to maintain its then-current percentage ownership in our capital stock. Invus will be required to exercise its preemptive rights in advance with respect to certain marketed offerings, in which case it will be obligated to buy its pro rata share of the offering (or such lesser amount specified in its exercise of such rights) so long as the sale of the shares were priced within a range within 10% above or below the market price on the date we notified Invus of the offering and met certain other conditions.
     Invus will be subject to standstill provisions restricting its ability to acquire additional shares of common stock from third parties to an amount that would result in its ownership of our common stock not exceeding 49% of the total number of shares outstanding. These standstill provisions will not apply to the Rights Offerings or any other investment approved by the Unaffiliated Board, and will terminate if any third party makes a public proposal to acquire (by purchase, exchange, merger or otherwise) assets or business constituting 50% or more of our revenues, net income or assets or 50% of any class of our equity securities or acquires beneficial ownership (by purchase, exchange, merger or otherwise) of assets or business constituting 20% or more of our revenues, net income or assets or 20% of any class of our equity securities or our board of directors approves any such transaction.
     Without the consent of the Unaffiliated Board, and subject to certain exceptions, Invus will not sell any shares of common stock to third parties that would result in any such third party (or any person or group including such third party) owning more than 14.9% of the total number of outstanding shares of our common stock.
     Invus will be obligated to vote all of its shares of common stock in favor of the directors nominated by our board of directors. With respect to all other matters submitted to a vote of the holders of our common stock after the closing of the Initial Investment, Invus will be obligated to vote any shares that it acquired from third parties in excess of 40% (or, if higher, its then pro rata amount) of the total number of outstanding shares of common stock, as permitted by the standstill provisions of the Stockholders Agreement, in the same proportion as all the votes cast by other holders of common stock, unless Invus and we (acting with the approval of the Unaffiliated Board) agree otherwise.
     As long as Invus holds at least 15% of the total number of outstanding shares of our common stock, Invus will be entitled to certain minority protections, including consent rights over (a) the creation or issuance of any new class of shares of our capital stock (or securities convertible into or exercisable for shares of our capital stock) having rights, preferences or privileges senior to or on parity with the common stock, (b) any amendment to our certificate of incorporation or bylaws in a manner adversely affecting Invus’ rights under the agreements described herein, (c) the redemption, acquisition or other purchase of our capital stock (or securities convertible into or exercisable for shares of our capital stock), (d) any increase in the size of our board of directors to more than 12 members and (e) any shareholder rights plan that does not exclude Invus.
     The provisions relating to designation of members of our board of directors, and of the boards of directors of our subsidiaries, preemptive rights, transfer restrictions, voting restrictions and standstill restrictions will terminate on the 10-year anniversary of the closing of the Initial Investment or at such time that Invus’ percentage ownership of the total number of outstanding shares of our common stock falls below 10%. If any of the Warrants have been exercised, but the closing of the Initial Investment does not occur, then the provisions relating to the board of directors, preemptive rights, minority rights, transfer restrictions, voting restrictions and standstill restrictions will terminate. If the number of shares of common stock owned by Invus exceeds 50% of the total number of outstanding shares of our common stock (not counting for such purpose any shares acquired by Invus from third parties in excess of 40% (or, if higher, its then pro rata amount) of the total number of outstanding shares of common stock), then the provisions relating to transfer restrictions, voting restrictions and standstill restrictions will terminate.

Exemption from Registration under the Securities Act
     The Warrants were granted, and the common stock issuable to Invus pursuant to the Initial Investment, the Rights Offerings and upon exercise of the Warrants will be issued, in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.
Proxy Statement and Participants in Solicitation
     We will file a proxy statement and other documents with the Securities and Exchange Commission relating to the Stockholder Approval. Stockholders are urged to carefully read the proxy statement when it becomes available, because it will contain important information regarding Lexicon, the Invus transactions and other matters being submitted for Stockholder Approval. A definitive proxy statement will be sent to stockholders seeking their approval of the Invus transactions and other matters being submitted for Stockholder Approval. Stockholders may obtain a free copy of the proxy statement (when it is available) and other documents containing information about Lexicon, without charge, at the SEC’s web site at www.sec.gov. Copies of the definitive proxy statement and the SEC filings that will be incorporated by reference in the proxy statement may also be obtained for free by directing a request to Lexicon Pharmaceuticals, Inc. 8800 Technology Forest Place, The Woodlands, Texas 77381, Attention: Corporate Communications.
     Lexicon and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders. Information about these persons can be found in Lexicon’s Annual Report on Form 10-K filed with the SEC, and additional information about such persons may be obtained from the proxy statement when it becomes available.
Item 3.02      Unregistered Sales of Equity Securities
     The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01      Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.		Description

*10.1	—	Securities Purchase Agreement dated June 17, 2007 between Lexicon Pharmaceuticals, Inc. and Invus, L.P.
10.2	—	Warrant Agreement dated June 17, 2007 between Lexicon Pharmaceuticals, Inc. and Invus, L.P.
10.3	—	Registration Rights Agreement dated June 17, 2007 between Lexicon Pharmaceuticals, Inc. and Invus, L.P.
10.4	—	Stockholders’ Agreement dated June 17, 2007 between Lexicon Pharmaceuticals, Inc. and Invus, L.P.

*	We agree to supplementally furnish the staff, on a confidential basis, a copy of any omitted schedule upon the staff’s request.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.
Date: June 18, 2007	By:	/s/ Jeffrey L. Wade
Jeffrey L. Wade
Executive Vice President and General Counsel

Index to Exhibits

Exhibit No.		Description

*10.1	—	Securities Purchase Agreement dated June 17, 2007 between Lexicon Pharmaceuticals, Inc. and Invus, L.P.
10.2	—	Warrant Agreement dated June 17, 2007 between Lexicon Pharmaceuticals, Inc. and Invus, L.P.
10.3	—	Registration Rights Agreement dated June 17, 2007 between Lexicon Pharmaceuticals, Inc. and Invus, L.P.
10.4	—	Stockholders’ Agreement dated June 17, 2007 between Lexicon Pharmaceuticals, Inc. and Invus, L.P.

*	We agree to supplementally furnish the staff, on a confidential basis, a copy of any omitted schedule upon the staff’s request.